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                                                                   EXHIBIT 10(a)

                       ASSIGNMENT AND ASSUMPTION OF LEASE

            THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") made this _____ day of August , 2004, by and among LESCO SERVICES, INC., an Ohio corporation, having an address of 15885 Sprague Road, Strongsville, OH 44136 ("Assignor"), LESCO, INC., an Ohio corporation, having an address of 15885 Sprague Road, Strongsville, OH 44136 ("Lesco") and THE GLIDDEN COMPANY, d/b/a ICI PAINTS, a Delaware corporation, having an address of 925 Euclid Avenue, Cleveland, Ohio 44115 ("Assignee");

                              W I T N E S S E T H:

            WHEREAS, LESCO and Lescar Company, Ltd., an Ohio limited liability company ("Landlord") entered into that certain Lease for Land and Buildings dated June 13, 2000, as amended (the "Lease"), affecting certain real property and improvements consisting of a two-story office building of approximately eighty-eight thousand eight hundred sixteen (88,816) square feet and the adjacent one-story building of approximately five thousand five hundred sixty-seven (5,567) square feet located at 15885 Sprague Road, Strongsville, Ohio 44136, which real property is more particularly described on EXHIBIT "A" attached hereto and incorporated herein by reference and constituting the entire "Demised Premises" as described in the Lease; and

            WHEREAS, on or about December 31, 2000, Lesco assigned the Lease to Assignor, a wholly-owned subsidiary of Lesco, with the Landlord's prior written consent, conditioned on the agreement that Lesco, in addition to Assignor, remain primarily liable to Landlord for all monetary and non-monetary conditions and obligations under the Lease in accordance with the terms thereof, notwithstanding said assignment; and

            WHEREAS, pursuant to Article XVII of the Lease, Assignor, with the prior written consent of Landlord, has the right to assign its interest in the Lease; and

            WHEREAS, Assignor desires to assign the Lease to Assignee and Assignee desires to accept the assignment of the Lease from Assignor and to assume all of the "Tenant's" duties and obligations and Assignee agrees to faithfully perform and be bound by the terms, conditions and covenants thereunder; and

            WHEREAS, following execution by Assignor, Lesco and Assignee, this Assignment shall be effective on the date a mutually-acceptable "Landlord's Consent" to this Assignment is executed by Landlord ("Effective Date"); and

            WHEREAS, any capitalized terms used in this Assignment and not defined shall have the same meaning as set forth in the Lease unless otherwise expressly set forth herein to the contrary; and

            WHEREAS, in the event that there is "conflict" in the terms of this Assignment and the Lease, it is expressly understood and agreed that the terms in the Lease shall govern except where those terms are specifically modified by this Assignment and identified, in each case, as a "LEASE AMENDMENT" in bold type.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

            1. ASSIGNMENT. (a) Assignor hereby gives, grants, bargains, sells, conveys, transfers and sets over unto Assignee, and its permitted successors and assigns, as of the date which is one hundred (100) days after the Effective Date or November 14, 2004, whichever is earlier (the "Delivery Date"), all of Assignor's right, title and interest in and to the Lease as of the Delivery Date upon the terms and conditions contained herein. Assignor shall deliver the Demised Premises on the Delivery Date in the

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following condition: (i) the Demised Premises shall be in broom clean condition with all of Assignor's fixtures, furniture, equipment and signage removed, except for those fixtures, furniture and equipment being purchased by Assignee pursuant to Section 18 of this Assignment; (ii) except for (i) above, the Demised Premises shall be delivered in their present "as-is" condition, subject to normal wear and tear through the Delivery Date.

            (b) Except as set forth in paragraph 31, herein, if Assignor does not deliver the Demised Premises and the FF&E (if Assignee elects to purchase under Section 18 below)) on or before the Delivery Date (through no fault of Assignee), then Assignor and Lesco shall indemnify, hold harmless and reimburse Assignee for any and all tangible and substantiated costs directly related to said delay (including, without limitation, any holdover rent or business interruption expenses actually incurred, and any increase in relocation expenses actually incurred). For the purposes of this paragraph, delivery shall be deemed to have occurred only upon satisfaction and/or waiver of the following: (i) Assignor has delivered a fully executed original of this Assignment and a consent executed by Landlord to Assignee (which is not subject to waiver by Assignor, Lesco or Assignee); and (ii) Assignee's confirmation and approval that the Demised Premises are in the physical condition as required under this Assignment, which approval shall not be unreasonably withheld, conditioned or delayed (subject to minor punchlist items to be completed by Assignor within 30 days after the Delivery Date). Assignee shall have the right to inspect the Demised Premises prior to the Delivery Date for purposes of the foregoing approval.

            (c) Assignor and Lesco shall make available to Assignee all records, reports, surveys, plans, specifications, site plans, engineering studies, and other information and documentation related to the Demised Premises that is in the possession or control of Assignor and Lesco and shall deliver all such items to Assignee on or before the Delivery Date.

            (d) Assignor and Lesco hereby agree to forever warrant and defend this Assignment against all claims and causes of action brought by all persons lawfully alleging or attempting to allege any right, title or interest by, through or under Assignor or Lesco.

            2. ASSUMPTION. Effective as of the Delivery Date, Assignee hereby accepts the foregoing assignment and, in consideration thereof, Assignee hereby covenants and agrees that, on and after the Delivery Date, Assignee will assume, observe, perform, fulfill and be bound by all terms, covenants, conditions and obligations of the Lease which accrue on and after the Delivery Date and are to be observed, performed and fulfilled by the Tenant (as that term is used in the Lease) on and after the Delivery Date in the same manner and to the same extent as if Assignee were the Tenant named therein. Notwithstanding the foregoing to the contrary, (a) Assignor and Lesco shall promptly reimburse Assignee on a monthly basis for amounts paid by Assignee to Landlord for the Base Rent and Taxes due and owing from the Delivery Date through April 30, 2005; (b) Assignee agrees that it will perform no construction in the Premises prior to the Delivery Date without the written consent of Landlord, Assignor and Lesco; and
(c) as between Assignor and Assignee, Assignor and Lesco shall bear full responsibility for the environmental condition of the Demised Premises existing prior to or as of the Delivery Date and any resulting violations of applicable environmental laws, except to the extent caused by Assignee, its agents, employees and contractors during the due diligence period.

            3. COVENANTS, REPRESENTATIONS AND WARRANTIES.

            (a) Assignor: As a material inducement for Assignee to enter into this Assignment, Assignor and Lesco, jointly and severally, covenant, represent and warrant to Assignee that as of the Effective Date and the Delivery Date:

                  (i) the Lease (including amendments and any prior assignments) attached hereto as EXHIBIT "B" and made a part hereof is a true and complete copy and there have been no further

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      amendments or modifications thereto, except for the Second Amendment and
      Extension Agreement executed concurrently herewith;

                  (ii) the Lease represents the entire agreement between the Landlord and Assignor or Lesco as to the leasing of the Demised Premises and the Lease is in full force and effect and has not been assigned, modified, supplemented, or amended, in whole or in part, in any way, except as hereinbefore described;

                  (iii) (A) to the actual knowledge of Assignor and Lesco, there are no underground storage tanks (in use or abandoned) on or about the Demised Premises; (B) with the exception of two (2) underground 10,000-gallon gasoline storage tanks and a 500-gallon used oil tank which were removed from the Demised Premises prior to Assignor and Lesco's occupancy(1), neither Assignor nor Lesco, nor, to the actual knowledge of Assignor or Lesco, any other owner or occupant of the Demised Premises, has: (1) caused or permitted, and Assignor and Lesco have received no notice and have no actual knowledge of, the generation, manufacture, refinement, transportation, treatment, storage, deposit, release, salvage, installation, removal, disposal, transfer, production, burning or processing of any Hazardous Material or Dangerous Materials (as those terms are defined by the Lease) on, under or about the Demised Premises (except for office products and cleaning supplies that are normally used in an office) or migration to any adjacent properties; (2) caused or permitted, and Assignor and Lesco have received no notice and have no actual knowledge of, the release or existence of any Hazardous Material or Dangerous Materials on, under or affecting the Demised Premises or migration to any adjacent properties; or (3) caused or permitted, and Assignor and Lesco have received no notice and have no actual knowledge of, any substances or conditions on, under or affecting the Demised Premises or migration to any adjacent properties which may constitute a violation of or support any claim or cause of action, whether by any governmental agency or any other person, under any applicable federal, state, or local law, rule, ordinance or regulation or under any common law.

                  (iv) there exists no default on the part of Landlord or Landlord's agent(s) or Assignor (or Lesco) under the Lease, nor, to Assignor's and Lesco's actual knowledge, has any event occurred that, with the passage of time or the giving of notice or both, would constitute a default by Landlord, Assignor (or Lesco) under the Lease; Landlord and Assignor and Lesco are in full compliance with their obligations under the Lease; and prior to the Delivery Date and within three (3) business days of Assignor's or Lesco's discovery or notice of an event of default pursuant to the Lease, Assignor shall notify Assignee in writing of such event of default.

                  (v) Assignor and Lesco are each an Ohio corporation, validly existing and in good standing in the State of Ohio; Assignor and Lesco have full power and authority to enter into this Assignment and perform all of its duties and obligations under this Assignment and such execution and performance have been duly authorized by all necessary corporate action and approval and such action and approval has not been rescinded or modified; and the undersigned signing on behalf of Assignor and Lesco is duly authorized and empowered to execute this Assignment. At the request of the title company, Assignor and Lesco shall provide Assignee with a copy of such authorization, certified by an officer of each corporation;

                  (vi) Assignor, Lesco and Assignee agree that there are currently four hundred twenty-three (423) parking spaces located on the Demised Premises;

                  (vii) Notwithstanding any provision of the Lease to the contrary, to Assignor's and Lesco's actual knowledge, other than local city ordinances and Landlord's prior written

----------
(1) A "no further action" letter has been issued under BUSTR regulations, dated March 15, 1994.

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      approval, there are no restrictions prohibiting Assignee from converting
      Assignor's existing building signage (including the Sprague Road sign) to Assignee's signage, at Assignee's sole cost and expense, as set forth on EXHIBIT "C", attached hereto and made a part hereof;

                  (viii) until the Delivery Date, Assignor and Lesco shall: (A) perform all of its obligations pursuant to the Lease other than as shall be the obligation of Assignee pursuant to this Assignment, (B) maintain the Demised Premises in good-working condition; make all repairs and replacements as required pursuant to the Lease; and maintain all insurance coverages required pursuant to the Lease, (C) not cause any liens, encumbrances or other defects in title to attach to the leasehold estate (except real estate taxes) without the prior written consent of Assignee, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however that all such liens, encumbrances or other title defects shall be removed or cured prior to the Delivery Date; and (D) pay all utilities, taxes, insurances and other obligations with respect to the Demised Premises accrued as of the Delivery Date, subject to the parties' agreement that Taxes due and payable in the first half of 2005 and thereafter shall be paid by Assignee, but Assignor shall reimburse Assignee for Taxes assessed from the Delivery Date through April 30, 2005, prorated on a per diem basis.

                  (ix) to the best of Assignor and Lesco's knowledge, no commissions are owed with respect to the original execution of the Lease, and any commission that Landlord owed to CB Richard Ellis was paid;

                  (x) this Assignment, upon execution by Assignor and Lesco, constitutes the valid and legally binding obligations of Assignor and Lesco, enforceable against Assignor and Lesco in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws, and general equitable principles;

                  (xi) other than the consent of Landlord and Landlord's lender, no consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority or any other person is required in connection with the execution and delivery by the Assignor and Lesco of this Assignment and the documents and instruments to be executed and delivered by it pursuant hereto or the consummation by it of the transactions contemplated hereby, except as otherwise expressly provided herein;

                  (xii) Assignor's leasehold interest is free of all liens and encumbrances, including without limitation, construction or mechanic's liens, and Assignor has not commenced any construction or taken any other action that may result in such a lien;

                  (xiii) there are no actions, suits or proceedings pending, or to the actual knowledge of Assignor or Lesco threatened, before any judicial body or any governmental authority or any order, writ, injunction, decree or demand of any court of any governmental authority relating to the Lease or the Demised Premises or any part thereof, and to Assignor's and Lesco's actual knowledge, the Demised Premises is in compliance with all laws, rules, regulations and orders applicable thereto;

                  (xiv) neither Assignor nor Lesco has filed a voluntary petition in bankruptcy and no third party has commenced an involuntary petition in bankruptcy against Assignor or Lesco, and no trustee, receiver or similar officer has been appointed for Assignor, Lesco or the Demised Premises. Assignor and Lesco are each able to pay its liabilities as they become due and the value of each of its assets exceed its liabilities;

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                  (xv) to the extent permitted by the hereindefined Guarantees and Permits, Assignor and Lesco shall and do hereby assign to the Assignee all of its rights, title and interest in and to all warranties and guarantees (the "Guarantees") given in connection with the construction, maintenance or repair of the Demised Premises or the FF&E (if purchased) to the extent any such Guarantees remain in existence on the Delivery Date and are transferable to Assignee, and all certificates of occupancy, permits, licenses, approvals and authorizations (the "Permits") issued by any federal, state, county or municipal government or quasi-governmental authority relating to the Demised Premises, to the extent any such Permits herein are in existence on the Delivery Date and are transferable to Assignee;

                  (xvi) subject to the obligations set forth in the Lease and the obligations to the Landlord thereunder, all service agreements pertaining to the Demised Premises shall have been terminated by Assignor and/or Lesco on or before the Delivery Date without any obligation or liability to Assignee;

                  (xvii) except as disclosed in Chicago Title Insurance Company's commitment no. 24210077 dated April 26, 2004 ("Commitment"), neither Assignor nor Lesco has received any notice of, and to their actual knowledge, there are no (i) proposed special assessments, condemnation, or changes in the roads adjacent to the Demised Premises other than proposed curb cuts to the adjacent property in the cul-de-sac ; (ii) pending public improvements which will result in any charge being levied or assessed against, or a lien being created upon, the Demised Premises; or (iii) pending or threatened eminent domain or condemnation proceedings against or involving the Demised Premises or any adjacent parcel;

                  (xviii) except for the assignment described in the Recitals above, neither Assignor nor Lesco has previously assigned its interest in the Lease nor sublet the Demised Premises to any other party and there are no existing agreements or options to so assign or sublet; there are no other leases, licenses, occupancy rights or other interests in the Demised Premises, other than those approved in writing by Assignee; and on the Delivery Date, Assignee shall have exclusive possession of the Demised Premises, subject to Assignee's faithful performance of all obligations under the Lease and to Landlord's rights of entry pursuant to the Lease and Assignor and Lesco's rights of entry pursuant to the terms of this Assignment; and

                  (xix) the execution and delivery of this Assignment and performance by Assignor and Lesco will not conflict with or result in a violation of, or breach of, or constitute a default under, any law or administrative regulation or any of the terms, conditions or provisions of any judgment, decree, loan agreement, bond, note, resolution, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party and which affects the Assignee or Lesco or the transactions contemplated by this Assignment.

      Except as otherwise expressly provided herein, the covenants, representations and warranties of Assignor are also conditions of Assignee's obligations hereunder and are true as of the Effective Date and shall be true on the Delivery Date as if those representations and warranties were made on and as of such time. Assignor shall fully disclose to Assignee and Landlord, promptly after its occurrence, any change in facts or circumstances of which Assignor becomes aware prior to the Delivery Date that may affect the representations and warranties set forth above. The covenants, representations and warranties made by Assignor and Lesco hereunder shall survive the Delivery Date.

            (b) Assignee: As a material inducement for Lesco and Assignor to enter into this Assignment, Assignee covenants, represents and warrants to Lesco and Assignor that as of the Effective Date and the Delivery Date:

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                  (i) the undersigned signing on behalf of Assignee is duly
      authorized and empowered to execute this Assignment;

                  (ii) Assignee is a Delaware corporation duly organized, validly existing and in full force and effect under the laws of the State of Delaware and is and shall remain duly-registered to conduct business in the State of Ohio. Assignee has full power and authority to enter into this Assignment and perform all of its duties and obligations under this Assignment and such execution and performance have been duly authorized by all necessary corporate approval. At the request of Assignor or Lesco, Assignee shall provide a copy of such authorization, certified by an officer of the corporation;

                  (iii) in the event that Assignee is successful in obtaining an amendment to the Lease to extend the Term of the Lease beyond January 14, 2016 (the "Extension Term"), neither Lesco nor Assignor shall have rights or obligations with respect to such Extension Term;

                  (iv) any negotiations conducted by Assignee with Landlord regarding the terms of the Lease and/or the Extension Term of the Lease shall not culminate in any agreement whereby Lesco's and/or Assignor's obligations, duties or rights under the Lease might be materially adversely affected, unless Lesco and Assignor consent in writing to the terms of such agreement. Assignee shall give Lesco prior written notice of all proposed Lease amendments, and all amendments that might have a material effect on Lesco or Assignor shall be subject to the approval of Lesco and Assignor; provided, however, that such approval shall not be unreasonably withheld, conditioned or delayed;

                  (v) this Assignment, upon execution by Assignee, constitutes the valid and legally binding obligations of Assignee, enforceable against Assignee in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws, and general equitable principles;

                  (vi) the execution and delivery of this Assignment and performance by Assignee will not conflict with or result in a violation of, or breach of, or constitute a default under, any law or administrative regulation or any of the terms, conditions or provisions of any judgment, decree, loan agreement, bond, note, resolution, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party and which affects the Assignee or the transactions contemplated by this Assignment;

                  (vii) other than the consent of Landlord and Landlord's lender, no consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority or any other person is required in connection with the execution and delivery by the Assignee of this Assignment and the documents and instruments to be executed and delivered by it pursuant hereto or the consummation by it of the transactions contemplated hereby, except as otherwise expressly provided herein; and

                  (viii) Assignee has not filed a voluntary petition in bankruptcy and no third party has commenced an involuntary petition in bankruptcy against Assignee, and no trustee, receiver or similar officer has been appointed for Assignee. Assignee is able to pay its liabilities as they become due and the value of its assets exceeds its liabilities;

                  (ix) Assignee shall have arranged at its own expense for all services required under the Lease, effective as of the Delivery Date.

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      Except as otherwise expressly provided herein, the covenants, representations and warranties of Assignee are also conditions of Lesco's and Assignor's obligations hereunder and are true as of the Effective Date and shall be true on the Delivery Date as if those representations and warranties were made on and as of such time. Assignee shall fully disclose to Lesco, Assignor and Landlord, promptly after its occurrence, any change in facts or circumstances of which Assignee becomes aware prior to the Delivery Date that may affect the representations and warranties set forth above. The covenants, representations and warranties made by Assignee hereunder shall survive the Delivery Date.

            4. INDEMNIFICATION. (a) Assignee hereby indemnifies and agrees to defend and hold harmless Lesco and Assignor, including their respective shareholders, directors, officers, successors and assigns from and against any and all liability, loss, damage, cost and expense, including without limitation reasonable attorneys' fees, arising from or in connection with:
      (i) any failure or alleged failure of Assignee or its successor-in-interest to have complied with or to have performed, the obligations of the Tenant under the Lease, as amended, but only to the extent such obligations accrue from and after the Delivery Date; (ii) the environmental condition of the Demised Premises caused or suffered to be created by Assignee, its agents, employees or contractors from and after the Delivery Date, and any violations of applicable environmental laws arising therefrom, but specifically excluding any violations or conditions existing prior to or as of the Delivery Date; (iii) any monetary and non-monetary obligations owed to Landlord pursuant to the Lease accruing from and after the Delivery Date, including, without limitation, Base Rent, Operating Costs, utilities, Additional Rent, and/or Taxes; (iv) any breach by Assignee of the covenants, warranties and representations made under this Assignment; and (v) any liabilities, claims or costs related to Assignee's occupancy of the Demised Premises from and after the Delivery Date. The foregoing indemnifications shall survive the Delivery Date.

            (b) Assignor and Lesco, jointly and severally, hereby indemnify and agree to defend and hold harmless Assignee, its shareholders, directors, officers, successors and assigns from and against any and all liability, loss, damage, cost and expense, including without limitation reasonable attorneys' fees, arising from or in connection with (i) any failure or alleged failure of Assignor or Lesco to have complied with or to have performed, the obligations of the Tenant under the Lease, but only to the extent such obligations accrue prior to the Delivery Date; (ii) the environmental condition of the Demised Premises existing prior to or as of the Delivery Date and caused by Assignor or Lesco or for which Assignor or Lesco is liable under the Lease or under applicable environmental laws, and any violations of applicable environmental laws arising therefrom;
      (iii) any monetary and non-monetary obligations owed to Landlord pursuant to the Lease accruing or required to be performed prior to the Delivery Date; (iv) any liabilities, claims or costs related to Assignor's or Lesco's occupancy of the Demised Premises prior to the Delivery Date; (v) any unapproved or non-conforming construction or improvements made to the Demised Premises by Assignor or Lesco; (vi) any obligation pursuant to the Lease, as amended, to remove any approved and conforming structures and/or improvements made to the Demised Premises by Assignee, Assignor or Lesco and return the Demised Premises to its original condition; (vii) any and all brokers' commissions with respect to the Lease and Assignment other than the commission for the Extension Term and any broker engaged by Assignee other than Staubach; (viii) any breach by Assignor of the covenants, warranties and representations made under this Assignment; (ix) any commission contemplated to be owed pursuant to any separate agreement with CB Richard Ellis; and (x) Assignor's activities at the Demised Premises pursuant to Section 12 of this Assignment. The foregoing indemnifications shall survive the Delivery Date.

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

            (c) Notwithstanding the foregoing provisions of this Article of this Agreement, the parties recognize and agree that the primary rights and sole obligations of Landlord are set forth in the Lease, irrespective of the agreements by and between the Assignor and Assignee, unless the Landlord has expressly consented to a specific modification of such rights and obligations and, further, that Landlord has no obligations under this
      Section 4.

            (d) A party claiming indemnification under this Assignment (an "Indemnified Party") shall with reasonable promptness: (1) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") for which indemnification is sought, and (2) transmit to the Indemnifying Party a copy of all papers served with respect to such claim (if any) and a written notice ("Claim Notice") containing a description in reasonable detail of the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

            Within fifteen (15) days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability (in whole or in party) to the Indemnified Party with respect to such Third Party Claim, and (ii) whether the Indemnifying Party desires to defend the Indemnified Party against such Third Party Claim.

            If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this paragraph (d). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest. Except as otherwise provided herein, the Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section (d) and shall bears its own costs and expenses with respect to such participation.

            If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to this Section (d), or if the Indemnifying Party elects to defend the Indemnified Party but fails to prosecute or settle the Third Party Claim as herein provided, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly, vigorously and reasonably prosecuted by the Indemnified Party to a final conclusion or settled; provided, however, that notwithstanding the foregoing, if the Indemnified Party undertakes the defense of such Third Party Claim, it shall not be deemed to waive any right to indemnification hereunder nor the right to recover any costs or expenses incurred in the defense or settlement of such Third Party Claim. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section (d), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

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

            The Indemnifying Party shall not settle or compromise any Third Party Claim unless: (i) the terms of such compromise or settlement require no more than the payment of money (i.e., such compromise or settlement does not require the Indemnified Party to admit any wrongdoing or take or refrain from taking any action), (ii) the full amount of such monetary compromise or settlement will be paid by the Indemnifying Party, and (iii) the Indemnified Party receives as part of such settlement a legal, binding and enforceable unconditional satisfaction and/or release, in form and substance reasonably satisfactory to it, providing that such Third Party Claim and any claimed liability of the Indemnified Party with respect thereto is being satisfied by reasons of such compromise or settlement and that the Indemnified Party is being released from all obligations or liabilities it may have with respect thereto. The Indemnified Party shall not settle or admit liability to any Third Party Claim without the prior written consent of the Indemnifying Party unless: (x) the Indemnifying Party has disputed its potential liability to the Indemnified Party, causing the Indemnified Party to undertake its own defense; the Indemnified Party reasonably prosecutes and/or settles such Third Party Claim, and the dispute over indemnification is resolved in favor of the Indemnified Party or (y) the Indemnifying Party has failed to respond to the Indemnified Party's Claim Notice within the Election Period.

            In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall, with reasonable promptness, transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

            5. BROKERS. The parties each represent to the other that Weber Wood Medinger and Staubach (collectively, the "Broker") were the only real estate brokers involved in presenting or arranging for the consummation of this Assignment. Assignor and Lesco shall be responsible for all brokerage commissions with respect to the existing Lease Term due to Broker and Assignor and Lesco shall indemnify and hold Landlord harmless from any costs, expenses or liabilities in relation therewith. Assignor and Lesco shall not be obligated to pay any commission with respect to the Extension Term. Assignor/Lesco and Assignee represent and warrant each to the other that each has not dealt with any real estate agent or broker in connection with this transaction other than Broker and agree to indemnify and save each other harmless from and against all loss, cost and expense incurred by reason of the breach of such representation and warranty. The foregoing indemnifications shall survive the Delivery Date.

            6. MEMORANDUM OF ASSIGNMENT. This Assignment shall not be recorded by either party; provided, however, that after this Assignment has been executed by Landlord, the parties shall execute a Memorandum of Assignment of Lease which Memorandum shall be in recordable form as required in Cuyahoga County, Ohio and which Memorandum shall set forth such terms as Landlord, Assignee and Assignor mutually agree.

            7. NOTICES. Notices hereunder shall be given by United States mail, postage prepaid, certified with return receipt requested, by hand delivery, by facsimile, or by a nationally recognized overnight courier (with evidence of receipt) and shall be effective upon receipt or refusal of receipt, and shall be addressed to the parties as follows:

            (a)   If intended for Assignor or Lesco, to:

                  Prior to the Delivery Date:

                  Lesco, Inc.
                  15885 Sprague Road
                  Strongsville, Ohio 44136
                  Attn:  Real Estate

                  with a copy to:

                  Lesco, Inc.
                  15885 Sprague Road
                  Strongsville, Ohio 44136
                  Attn:  Legal Department

                  After the Delivery Date:

                  Lesco, Inc.
                  1301 East Ninth Street
                  Suite 1300
                  Cleveland, OH 44114
                  Attn:  Real Estate

                  with a copy to:

                  Lesco, Inc.
                  1301 East Ninth Street
                  Suite 1300
                  Cleveland, OH 44114
                  Attn:  Legal Department

            (b)   If intended for Assignee, to:

                  Prior to  and for 60 days following the Delivery Date:

                  The Glidden Company d/b/a ICI Paints
                  925 Euclid Avenue
                  Cleveland, Ohio 44115
                  Attn: Real Estate Department

                  More than 60 days after the Delivery Date:

                  The Glidden Company d/b/a ICI Paints
                  15885 Sprague Road
                  Strongsville, Ohio 44136
                  Attn: Real Estate Department

                  with a copy to:

                  Ulmer & Berne, LLP
                  1300 E.9th Street
                  Penton Media Bldg., Ste. 900
                  Cleveland, Ohio 44115

                  Attn: Brian O'Neill, Esq.

                  And a copy to Landlord:

                  Lescar Company, Ltd.
                  c/o Carnegie Management and Development Corporation 27500 Detroit Road, Suite 300
                  Westlake, Ohio 44145
                  Attn: President

            Address for service of notice may be changed by written notice to the other party delivered in accordance with this Section.

            8. SUCCESSORS AND ASSIGNS. The terms and conditions of this Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            9. COUNTERPARTS. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one document.

            10. GOVERNING LAW. The terms of this Assignment shall be governed by the laws of the State of Ohio and only courts located in Cuyahoga County shall have jurisdiction to hear disputes arising hereunder, the parties hereto having consented to the exercise of personal jurisdiction by said courts.

            11. WAIVER. Assignee, Assignor and/or Lesco may, by a written instrument, extend the time for, or waive the performance of, any of the obligations of the others or waive compliance by the others with any of the covenants or conditions contained in this Assignment, provided such instrument does not cause a direct or indirect default under the Lease or Landlord's Consent which is attached hereto or to the Second Amendment to Lease and Extension Agreement.

            12. RIGHT TO ACCESS. Subject to Landlord's rights under the Lease, to the extent Assignor and/or Lesco remains liable under the Lease, Lesco and/or Assignor, by any duly authorized agent, employee, contractor or representative and upon reasonable notice to Assignee and Landlord, shall have access to the Demised Premises and each and every part thereof at any and all reasonable times during business hours to inspect the same for any purpose, including, but not limited to, the determination of the condition of the Demised Premises or any part thereof, and the repair and maintenance thereof, if necessary, the progress of any approved work undertaken by Assignee, and generally Assignee's performance of and compliance with the terms and provisions of this Assignment and the Lease; provided, however, that in the event of an emergency Lesco and Assignor shall not be required to give notice. If during such inspection Lesco and/or Assignor determines that maintenance or repair work (which is then required to be performed by Assignee under this Assignment or the Lease) needs to be undertaken, and such maintenance and/or repair work is not commenced within the applicable time period specified in the Lease following receipt of Lesco's and Assignor's written notice such work may be undertaken by Lesco and/or Assignor in the manner specified in the Lease, and any costs incurred as a result of such work shall be the responsibility of Assignee and shall be reimbursed by Assignee to Lesco/Assignor within thirty (30) days of Assignee's receipt of an invoice from Lesco/Assignor. During any access, Lesco and Assignor shall use their best efforts not to interfere with Assignee's business operations at the Demised Premises. Lesco and Assignor's rights of access under this paragraph shall be subject to Assignee's reasonable rules and regulations (provided that Assignee must notify Assignor and Lesco of such rules and regulations) and Assignee's right to have a representative of Assignee present during all inspections and activities.

            13. ANNUAL EVIDENCE OF ASSIGNEE'S NET WORTH. As a material inducement for Landlord to consent to this Assignment, Assignor and Lesco, jointly and severally, covenant, represent and warrant to Landlord that Assignor and Lesco shall be and remain fully responsible to Landlord for all obligations under the Lease (but not to the extent that rent and other charges may have been added, increased or otherwise affected by the Second Amendment to Lease and Extension Agreement) until such date as Landlord's lender confirms that, in its reasonable business judgment, Assignee has appropriately demonstrated that, for a period of twenty-four consecutive months, it has and is maintaining a net worth equal to or greater than ninety million dollars ($90,000,000) using generally accepted accounting principles ("Net Worth Threshold"). Immediately upon receipt of written confirmation from Landlord's lender, Landlord shall notify Assignee, Assignor and Lesco in writing of the date on which Landlord's lender confirmed that Assignee met the Net Worth Threshold and Assignee shall, as of the date of lender's determination and by that fact, become solely and remain fully responsible to Landlord for all obligations under the Lease and under the Lease Amendment and Extension Agreement, including the payment of rent and all other charges under the Lease and the Lease Amendment and Extension Agreement and shall remain so responsible until the expiration of the Lease as extended per the Assignment and the Lease Amendment and Extension Agreement. For so long as Assignor and/or Lesco remains liable under the Lease, Assignee shall provide to Assignor and Lesco, annually and by March 31 of each year, an affidavit from an authorized representative who shall attest to Assignee's net worth as of December 31 of the previous year. (Net worth shall be calculated using generally accepted accounting principles.) At the request of Assignor or Lesco, Assignee shall make available for inspection by Assignor, Lesco, Landlord and/or Landlord's lender unaudited financial statements in support of Assignee's net worth calculation and at the request of Landlord or Landlord's lender, will provide additional information or documentation in support of such calculation, a copy of which additional information or documentation also shall be provided by Assignee to Assignor and Lesco. The unaudited financial statements shall take the form as shown in EXHIBIT H. The information disclosed by Assignee under this paragraph shall be kept confidential by Assignor, Lesco and Landlord to the extent it is not publicly known. Landlord agrees to cooperate with Assignor and Lesco to obtain the expeditious review by Landlord's lender of such information as Assignor and Lesco believe will demonstrate that Assignee has met the Net Worth Threshold.

            14. CONDITIONS TO PARTIES' OBLIGATIONS.

            (a) In addition to the conditions described in Section 3 above, the obligations of Assignee under this Assignment are contingent upon the satisfaction and/or waiver of the following conditions, which conditions are deemed satisfied and the contingencies are released and discharged by Assignee upon the written acceptance of this Assignment by Assignee on the Delivery Date:

                  (i) Assignee, at its sole cost and expense, shall obtain an
            ALTA Lessee's Policy of Title Insurance in an amount reasonably determined by Assignee and insuring the leasehold interest in the Demised Premises, subject only to exceptions of record as set forth in the Commitment; provided, however, that all standard exceptions shall be deleted to the extent possible and the title policy shall include the following endorsements: contiguity, access, survey (if available) and comprehensive. In the event of any other title or survey exception, Assignee shall notify Assignor and the Title Company in writing of Assignee's objection thereto. In the event that such a title or survey objection is not corrected by Assignor within thirty (30) days after the date of receipt by Assignor of notice from Assignee, or if Assignor, at Assignor's option, is unwilling to so correct, then Assignee may, at Assignee's option, to be exercised by written notice to Assignor and Lesco within ten (10) days after the expiration of such thirty (30) day period, either:
            (X) accept such title as Assignor is able to furnish; (Y) grant Assignor additional time in which to cure any defect; or (Z) terminate this Assignment. Upon such termination no party hereto shall thereafter be under any further obligation to the other party hereto. Assignor and Lesco agree to execute such forms and affidavits as are customary in order to allow the Title Company to delete the standard exceptions from the title policy.

                  (ii) Assignor shall have provided to Assignee an estoppel
            certificate from Landlord in the form attached hereto as EXHIBIT I, which estoppel certificate shall be updated as of the Delivery Date and must show no exceptions that Assignee is unwilling to accept.

                  (iii) Assignee, at its sole cost and expense, shall have
            negotiated with Landlord an amendment to the Lease in the form attached hereto as EXHIBIT J, which amendment ("Second Amendment to Lease and Extension Agreement") shall be signed simultaneously with the execution of this Assignment and which amendment shall be effective on the Delivery Date only upon the execution by Landlord and the assignment of the Lease from Assignor to Assignee.

                  (iv) Assignee, at its sole cost and expense, shall have
            obtained, prior to the initiation thereof, Landlord's prior written consent in Landlord's sole discretion to Assignee's proposed alterations and improvements set forth on EXHIBIT "D" attached hereto and made a part hereof.

                  (v) Assignee shall have obtained, at no cost or obligation to
            Landlord, a fully executed Subordination, Non-Disturbance and Attornment Agreement from Landlord's lender, which agreement shall be in a form reasonably acceptable to Assignee

                  (vi) There shall be no material adverse change in the Demised
            Premises or the physical condition thereof or the Lease between May 14, 2004, and the Delivery Date; and there shall have been no material taking or notice of intent of a material taking or sale in lieu of a taking with respect to the Demised Premises or any part thereof.

                  (vii) Assignor and Lesco shall have performed, observed, and complied with all of the covenants, agreements and conditions required by this Assignment to be performed, observed and complied with by Assignor and Lesco prior to the Delivery Date as and when required.

                  (viii) All of the representations and warranties made by Assignor and Lesco and set forth in this Assignment shall be true and correct as of the Effective Date and as of the Delivery Date.

                  (ix) Landlord shall have consented to this Assignment within two (2) business days after receipt of an executed copy of same;

                  (x) Landlord's lender shall have consented to the December 31,
            2000 assignment from Lesco to Assignor (if required) and shall have consented to this Assignment within two (2) business days after receipt of an executed copy of same.

                  (xi) Assignee shall have received approvals from the city of
            Strongsville and other governmental agencies for Assignee's application for tax abatement and other economic incentives, which application shall be submitted by Assignee following the Effective Date of this Assignment.

            (b) The obligations of Assignor and Lesco under this Assignment are contingent upon the satisfaction and/or waiver of the following conditions:

                  (i) Landlord shall have consented to this Assignment within two (2) business days after receipt of an executed copy of same;

                  (ii) Landlord's lender shall have consented to the December
            31, 2000 assignment from Lesco to Assignor (if required) and shall have consented to this Assignment within two (2) business days after receipt of an executed copy of same;

                  (iii) Assignee shall have performed, observed, and complied with all of the covenants, agreements and conditions required by this Assignment to be performed, observed and complied with by Assignee prior to or as of the Delivery Date as and when required;

                  (iv) All of the representations and warranties made by
            Assignee and set forth in this Assignment shall be true and correct as of the Effective Date and as of the Delivery Date; and

                  (v) Assignee shall waive any due diligence period remaining as of the Effective Date of this Assignment.

            (c) If any of the conditions set forth in this Assignment are not timely satisfied or waived prior to the Delivery Date by the party to whom the condition applies, then such party, at its sole option, shall have the right, exercisable by notice to the other: (1) to waive such condition;
      (2) to terminate this Assignment, in which event this Assignment shall have no further force or effect; or (3) to extend the Delivery Date on a day-to-day basis for a period not longer than ninety (90) days to permit the other party to satisfy such conditions.

            (d) Notwithstanding any other provision of this Assignment, if Assignee defaults under the Lease (subject to applicable grace and cure periods) prior to the date Assignor and Lesco are relieved from their obligations to guarantee Assignee's compliance with the Lease, then, in such event Assignor and Lesco hereby agree to promptly cure said default. If any one of the following occurs, Assignor and/or Lesco (without prejudice to any other rights or remedies at law or in equity) shall have the right to require Landlord to commence eviction proceedings against Assignee, without terminating this Assignment Agreement, upon five (5) days prior written notice to Assignee and Landlord, which five (5) days shall be in addition to any applicable grace and cure period:

                  (i) Assignee defaults three (3) or more times within a rolling 12-month period on any monetary obligation under the Lease (subject to applicable grace and cure periods). Notwithstanding the foregoing, if Landlord requires Lesco and/or Assignor to expend $100,000 or more to cure a non-monetary default by Assignee (subject to applicable grace and cure periods) and Assignee fails to indemnify Assignor or Lesco in violation of the Assignment Agreement, such refusal (subject to applicable grace and cure periods) shall count as a default for the above-mentioned purpose;

                  (ii) Assignee fails to maintain the Letter of Credit and Assignee defaults one (1) time on any monetary obligation under the Lease (subject to applicable grace and cure periods) and such failure to maintain the Letter of Credit continues beyond the applicable grace period for that default under this Assignment.

            In connection with this Section, Assignor and Lesco shall indemnify and hold Landlord harmless for all reasonable costs incurred to evict Assignee (including reasonable attorney fees, all rents and other charges and costs to repair and restore the Premises, if damaged) and for any claims brought by Assignee against Landlord arising out of the eviction proceedings and shall reaffirm their obligations under the Lease. In the event that Lesco and/or Assignor request Landlord's assistance in finding a replacement tenant for the Premises, Lesco and Assignor also shall indemnify and hold Landlord harmless for the costs to secure a replacement tenant, including costs to restore the Premises and broker fees. Assignor/Lesco's failure to pursue its right of eviction upon Assignee's third default shall not constitute a waiver of its right to pursue eviction later based on those defaults; provided, however, that Lesco/Assignor shall notify the Landlord to pursue eviction proceedings, if at all, within ninety (90) days from the last default on which Lesco/Assignor relies for its right to pursue eviction.

            For so long as Lesco and/or Assignor are guaranteeing Assignee's performance of the Lease, in the event that Lesco and/or Assignor requires Landlord to evict Assignee pursuant to Section 14(d) of the Assignment Agreement, Lesco and/or Assignor shall reoccupy the Demised Premises within six (6) months of Assignee's eviction or shall find a subtenant or assignee acceptable to Landlord (in its discretion in accord with the terms of the Lease) who will occupy the Demised Premises within six (6) months of Assignee's eviction.

            Notwithstanding the foregoing, nothing in this Section shall be deemed to constitute a waiver by Assignee of its rights to assert any defenses which may be available under this Lease or this Assignment in connection with any eviction proceedings. Lesco/Assignor agree not to make demand upon Landlord to commence eviction proceedings without first having given Assignee five (5) days prior written notice.

                  15. FORCE MAJEURE. If either party shall be prevented or delayed from punctually performing any obligations or satisfying any conditions under this Lease by reason of any act of God, unusual governmental restriction, regulation or control, enemy or hostile governmental action, civil commotion, strikes, lockouts, insurrection, sabotage, or caused by the other party, then the time to perform such obligation or satisfy such condition shall be extended on a day-to-day basis for the period of the delay caused by such event. This section shall not apply to the inability to pay any sum of money due hereunder or the failure to perform any other obligation due to the lack of money or inability to raise capital or borrow for any purpose. Nor shall this section apply to any act of casualty that causes damage or destruction to the Demised Premises between the Execution Date and the Delivery Date. No delay under Force Majeure shall be effective unless the party experiencing the delay shall have notified the other party of the delay within three (3) business days of the event giving rise to such delay.

                  16. CONFIDENTIALITY. Except to the extent disclosure is required by any legal authority, Assignor, Lesco and Assignee agree to hold the terms of this Assignment and any confidential or proprietary business information exchanged or discovered pursuant to or in anticipation of this transaction in confidence and not to disclose such information to any third party. Assignor, Lesco and Assignee shall make an effort to select a mutually agreeable date after which their respective employees may be notified of the execution of this Assignment; provided, however, that notification shall not be unreasonably delayed if the parties are unable to agree on a date. Except to the extent required by law, no party shall issue a press release or make any public statement about this Assignment without obtaining the prior consent of the other parties. In the event that public disclosure is required by law, then the parties shall take reasonable efforts to obtain from each other prior approval of the contents of the disclosure.

                  17. TIME IS OF THE ESSENCE. Time is of the essence in this Assignment.

                  18. ASSIGNEE'S RIGHT TO PURCHASE FF&E. If so exercised during the due diligence period, Assignee shall have the right to purchase certain furniture, fixtures and equipment set forth on EXHIBIT "E" attached hereto and made a part hereof (collectively, the "FF&E"). The purchase price for the FF&E shall be One Hundred Seventy-Five Thousand Dollars ($175,000) and shall be payable in full to Assignor on or before the Delivery Date and Assignor and Lesco shall provide a bill of sale to Assignee documenting such sale, free and clear of all liens, substantially in the form set forth on EXHIBIT "F" attached hereto and made a part hereof. Assignee shall accept the FF&E in its "as-is" condition, provided that the FF&E is maintained in substantially the same condition as it existed on May 14, 2004, reasonable wear and tear excepted.

                  19. ESCROW AGREEMENT. Simultaneously with the execution of this Assignment, Assignor and Assignee shall enter into an Escrow Agreement in the form attached hereto as EXHIBIT "G" (the "Escrow Agreement"), whereby Assignor and Lesco shall deposit the amount of Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Escrowed Sum"), which Escrowed Sum shall be disbursed in accordance with the terms of the Escrow Agreement.

                  20. LETTER OF CREDIT.

                  (a) Effective as of January 1, 2005, Assignee shall provide to Assignor/Lesco a letter of credit, in a form reasonably acceptable to Assignor/Lesco and from Assignee's senior lender (or any other financial institution reasonably acceptable to Assignor), securing Four Million Four Hundred Thousand Dollars ($4,400,000), which letter of credit shall be maintained by Assignee at Assignee's sole cost and expense until the earlier of:
(i) January 14, 2016; or (ii) the date on which Lesco and Assignor are completely released from their guarantee as described in Section 13, above. Notwithstanding the foregoing, the face amount of the letter of credit shall be reduced when and if (and only to the extent that) the impact of a complete default of Assignee under the Lease and this Assignment would be less than $4,400,000. Commencing on January 1, 2007, Assignor/Lesco shall pay Assignee annually in advance an amount equal to 2.273% of the face amount of the letter of credit to defray Assignee's cost of the letter of credit. Notwithstanding the foregoing, however, on January 1, 2007, Assignor/Lesco shall, in addition to paying its contribution toward the cost of the letter of credit for 2007, prepay its contribution for 2008. Lesco/Assignor's next contribution payment shall be due on January 1, 2008 (for 2009), and such annual payments shall continue accordingly to ensure that the letter of credit remains in place for as long as required by this Section 20. If at any time Assignor/Lesco does not promptly pay its required contribution(s) toward the cost of the letter of credit, Assignee shall post the required letter of credit at its own expense. In such event, Lesco/Assignor's obligation to make contributions for the letter of credit through January 14, 2016 shall be accelerated and become immediately due and payable, and Assignee shall be entitled to recover this entire sum from Assignor and Lesco, jointly and severally, plus interest on any overdue contributions at the rate of 10% per annum and an additional amount of $50,000 in liquidated damages.

                  (b) Upon a default of Assignee under this Assignment or the Lease (subject to applicable grace and cure periods), Assignor and/or Lesco (without prejudice to their rights under Section 14(d) of this Assignment or any other rights and remedies at law) shall be entitled to draw upon the Letter of Credit to cure Assignee's default. Provided that the Letter of Credit shall be first used to cure any outstanding Lease default by Assignee, Assignor and Lesco also shall be entitled to draw upon the Letter of Credit for any reasonable expenses or costs which Assignor and/or Lesco incur in order to mitigate its/their liability as guarantors (e.g., without limitation, costs incurred to buyout Lesco's new lease agreement, costs to move back into the Demised Premises and build out the space as required, costs incurred to find a replacement tenant to occupy the Demised Premises, broker fees, etc.) Assignee shall be entitled to two (2) days prior written notice from Assignor/Lesco of an intended draw.

                  21. SELF HELP RIGHTS / DEFAULT. (a) Assignor, Lesco and Assignee shall each have the right to cure any default by the other party under the Lease as follows: (i) if a default has been declared by Landlord, then at any time during the applicable cure or grace period; or (ii) if a default has not been declared by Landlord, then at any time following thirty (30) days after receipt of written notice of such default (or such longer period if such default cannot be reasonably cured in a thirty (30) day period and the defaulting party has commenced such cure during said thirty (30) day period and diligently pursues such cure to completion). The non-defaulting party shall invoice the defaulting party for any amounts paid by the non-defaulting party to cure such default, which invoice shall be immediately due and payable and which amounts shall incur interest at a rate of ten percent (10%) per annum, or the highest permitted by law, whichever is less, until paid in full.

                  (b) In the event that Assignor or Lesco fails to perform any covenant or obligation under this Assignment and such failure is not cured within thirty (30) days of receipt of written notice sent by Assignee (or such longer period if such default cannot be reasonably cured in a thirty (30) day period and the defaulting party has commenced such cure during said thirty (30) day period and diligently pursues such cure to completion), Assignee may, but shall not be obligated to, cure such default and invoice Assignor and Lesco for the actual amount expended by Assignee to so cure the event of default which amount shall be immediately due and payable and shall incur interest at a rate of ten percent (10%) per annum. Assignee shall further have all rights and remedies available to it at law and equity. Notwithstanding any provision in this Assignment or the Escrow Agreement to the contrary, neither Assignor nor Lesco shall be deemed to be in default under this Assignment unless Lesco and/or Assignor fails to cure any default within the grace and cure periods set forth in this Assignment.

                  (c) In the event that Assignee fails to perform any covenant or obligation under this Assignment and such failure is not cured within thirty
(30) days of receipt of written notice sent by Assignor (or such longer period if such default cannot be reasonably cured in a thirty (30) day period and the defaulting party has commenced such cure during said thirty (30) day period and diligently pursues such cure to completion), Assignor and/or Lesco shall cure such default and invoice Assignee for the actual amount expended by Assignor/Lesco to so cure the event of default which amount shall be immediately due and payable and shall incur interest at a rate of ten percent (10%) per annum. Assignor and/or Lesco shall further have all rights and remedies available to it at law and equity. Notwithstanding any provision in this Assignment or the Escrow Agreement to the contrary, Assignee shall not be deemed to be in default under this Assignment unless Assignee fails to cure any default within the grace and cure periods set forth above.

                  22. PARTIAL INVALIDITY. If any term, covenant or condition of this Assignment or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Assignment shall be valid and be enforced to the fullest extent permitted by law.

                  23. CONSTRUCTION. No provision of this Assignment shall be construed by any court or other judicial authority against any party hereto by reason of such party's being deemed to have drafted or structured such provision.

                  24. CAPTIONS. The captions and headings in this Assignment shall be solely for convenience of reference and shall in no way define, limit or describe the scope or intent of any provisions or Sections of this Assignment.

                  25. FURTHER ASSURANCES. Assignor, Lesco and Assignee shall, and without charge to the other, take such additional actions and execute, deliver and file such additional instruments as may be necessary or appropriate to give effect to the transactions contemplated hereby. Assignor and Lesco agree to take such additional actions as are required to deliver exclusive possession of the Demised Premises to Assignee on the Delivery Date and to transfer the utilities to Assignee. Notwithstanding any provision in this Assignment or the Lease to the contrary, Assignee shall have no liability to Assignor or Lesco if Landlord refuses to release Assignor and Lesco of liability under the Lease pursuant to Article XVII of the Lease as is herein amended per Section 13 of this Assignment and Assumption Agreement.

                  26. ENTIRE AGREEMENT/AMENDMENTS. This Assignment: (a) contains all the terms agreed upon by the parties with respect to the subject matter hereof; (b) may be amended or modified only by a written instrument signed by the parties against whom enforcement of any waiver, change, modification, extension or discharge is sought; and (c) is not intended to confer any rights or remedies upon any individual or organization other than the parties hereto.

                  27. ASSIGNMENT. No party may assign its rights or obligations under this Assignment; provided, however, Assignee may further assign the Lease or sublet the Demised Premises in accordance with the terms and conditions of the Lease, but only if Lesco and Assignor have been released from all liability under the Lease or have consented to the assignment/sublease.

                  28. UTILITY PRORATION. Until the Delivery Date, Assignor and/or Lesco shall pay all utilities, contract sums and other utility obligations with respect to the Demised Premises. All utilities (including without limitation, water, sewer, gas, and electric) furnished to the Demised Premises shall be prorated as of the Delivery Date and Assignee shall reimburse Assignor and/or Lesco for utilities, contract sums and other utility obligations paid by Assignor/Lesco and attributable to any period subsequent to the Delivery Date. Deposits for utilities at the Demised Premises (the "Utility Deposits"), plus any interest on the Utility Deposits to which Assignor/Lesco is or will be entitled, held by the provider of the utilities shall be returned to Assignor/Lesco. With respect to water, sewer, electric and gas charges, Assignor shall cooperate with Assignee so that Assignee may obtain a reading of the meter or other consumption measuring device as of the Delivery Date. If Assignee is unable to obtain such a reading, Assignor shall furnish a reading as of a date not more than thirty (30) days prior to the Delivery Date and the unknown charges shall be apportioned on the basis of an estimate computed by utilizing such reading and the most recent bill from the utility provider. Assignee shall, on or prior to the Delivery Date, arrange for new utility accounts to be established in its name and shall provide evidence to Landlord of such establishment, including contacts, account numbers and the like.

                  29. INSURANCE AND OPERATING COSTS PRORATION. Until the Delivery Date, Assignor or Lesco shall pay all insurance and Operating Costs (as defined in Article VII) incurred under the Lease; provided, however, that insurance and Operating Costs shall be prorated as of the Delivery Date and Assignee shall reimburse Assignor and/or Lesco for insurance and Operating Costs paid by Assignor or Lesco and attributable to any period subsequent to the Delivery Date.

                  30. JOINT AND SEVERAL LIABILITY. The obligations of Assignor and Lesco under this Assignment are joint and several.

                  31. DAMAGE/DESTRUCTION.

                  (a) Notwithstanding any provision of this Section 31, the rights and obligations of the Landlord shall be governed by the Lease in connection with any event relating to "Damage and/or Destruction of the Premises" and the provisions of the balance of this Section 31 shall not terminate, modify or affect the Landlord's rights and obligations as specified in the Lease. (b) If, before the Delivery Date, the Demised Premises is destroyed or so damaged by any cause so as to be unfit, in whole or in part, for occupancy and Landlord elects not to repair or rebuild pursuant to Article XII, Paragraph 2 of the Lease, then this Assignment (including without limitation Paragraph 1(b) above) shall terminate and Assignee, Assignor and Lesco shall have no further rights or obligations hereunder except as expressly set forth herein.

                  (c) If, before the Delivery Date:

                      (i) the Demised Premises is destroyed or so damaged by any cause so as to be unfit, in whole or in part, for occupancy and such destruction or damage cannot in Landlord's reasonable opinion be substantially repaired within twelve (12) months from the happening thereof but Landlord elects to repair or rebuild, then Assignee shall have the right, for a period of up to fifteen (15) days following receipt of notice from Landlord of its election to rebuild, to terminate this Assignment, including, without limitation, Section 1(b) above ("Termination Rights"), and Assignee, Assignor and Lesco shall have no further rights or obligations hereunder. Notwithstanding any provision herein or the Escrow Agreement to the contrary, upon any such termination under this
Section 31, Assignee shall be entitled to payment or reimbursement from the Escrowed Sum for all costs and expenses and liabilities paid or incurred by or on behalf of Assignee prior to the effective date of termination and which are eligible for reimbursement in accordance with the provisions of Section 19 and the Escrow Agreement, with the remaining balance of the Escrowed Sum to be disbursed to Assignor and/or Lesco.

                      (ii) In the event that Assignee opts not to terminate this Assignment and Assumption Agreement as provided in Section (c)(i) above, the terms and conditions of this Assignment and the indemnity provisions of Section 1(b) shall continue in full force and effect; provided, however, that in no event shall Assignor and/or Lesco be liable for any costs or expenses that Assignee incurs more than fifteen (15) months after the date of the event(s) giving rise to the Termination Right. To the extent that rent is abated during this time, Assignor and Lesco shall be entitled to the benefit of the abatement. Any losses incurred by Assignee following the expiration of the 15-month period will be covered under Assignee's business interruption coverage.

                      (iii) The parties recognize that if the Demised Premises are destroyed or damaged in close proximity to the Delivery Date, the Delivery Date may occur before Landlord has made his decision(s) about rebuilding/repairing the Demised Premises. In such event, the parties agree that if Assignee is the tenant at the time a decision or election is required by tenant under the Lease, Assignee shall be entitled to exercise the tenant's right under Lease. In this event, the following will apply:

                          (a) If Assignee elects to terminate the Lease, then
                              this Assignment (including, without limitation,
                              Section 1(b)) shall terminate immediately and Assignee, Assignor and Lesco shall have no further rights or obligations hereunder. Notwithstanding any provision herein or the Escrow Agreement to the contrary, upon any such termination under this
                              Section 31, Assignee shall be entitled to payment or reimbursement from the Escrowed Sum for all costs and expenses and liabilities paid or incurred by or on behalf of Assignee prior to the effective date of termination and which are eligible for reimbursement in accordance with the provisions of
                              Section 19 and the Escrow Agreement, with the remaining balance of the Escrowed Sum to be disbursed to Assignor and/or Lesco.

                        (b) If Assignee elects not to terminate the Lease, then the terms and conditions of this Assignment and the indemnity provisions of Section 1(b) shall continue in full force and effect; provided, however, that in no event shall Assignor and/or Lesco be liable for any costs or expenses that Assignee incurs more than fifteen (15) months after the date of the event(s) giving rise to the Termination Right. To the extent that rent is abated during this time, Assignor and Lesco shall be entitled to the benefit of the abatement. Any losses incurred by Assignee following the expiration of the 15-month period will be covered under Assignee's business interruption coverage.

            As it relates to this Section 31, Assignee, Lesco and Assignor represent, warrant and specifically reaffirm their commitment in Section 2(b) that Assignee will perform no construction in the Demised Premises prior to the Delivery Date without the written consent of Assignor, Lesco and Landlord.

            (d) If, before the Delivery Date, the Demised Premises is destroyed or so damaged by any cause so as to be unfit, in whole or in part, for occupancy and Landlord elects to repair or rebuild pursuant to Article XII, Section 1 of the Lease, but such repairs/rebuilding are not substantially complete by the Delivery Date, then the terms and condition of this Assignment and the indemnity provisions of Section 1(b) shall continue in full force and effect; provided, however, that in no event shall Assignor and/or Lesco be liable for any costs or expenses that Assignee incurs more than fifteen (15) months after the date of the event(s) giving rise to the Termination Right. To the extent that rent is abated during this time, Assignor and Lesco shall be entitled to the benefit of the abatement. Any losses incurred by Assignee following the expiration of the 15-month period will be covered under Assignee's business interruption coverage.

            (e) If repairs/rebuilding are substantially complete by the Delivery Date, then Assignee shall have no remedy against Assignor or Lesco.

            (f) If, before the Delivery Date, the FF&E is destroyed, Assignee's only remedy against Assignor and Lesco shall be a refund of the amount paid by Assignee, prorated for any usable FF&E that Assignee, in its sole discretion, elects to keep.

            32. In so far as it relates to Landlord and its rights under the Lease, Assignor, Lesco and Assignee can terminate the Assignment in accordance with the terms hereof, but such termination shall not terminate, modify or affect the Lease except as expressly and specifically set forth herein.

            33. This Assignment supercedes and terminates the Assignment and Assumption Agreement dated as of July 19, 2004.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the day and year first set forth above.

                                   ASSIGNOR:

                                   LESCO SERVICES, INC., an Ohio corporation

                                   By: /s/  Michael P. DiMino
                                      ------------------------------------------
                                   Printed: Michael P. DiMino
                                   Title: President

                                   LESCO:

                                   LESCO, INC., an Ohio corporation

                                   By: /s/ Michael P. DiMino
                                       -----------------------------------------
                                   Printed: Michael P. DiMino
                                   Title: President and Chief Executive Officer

                                   ASSIGNEE:

                                   THE GLIDDEN COMPANY, d/b/a ICI Paints,
                                   a Delaware corporation

                                   By: /s/ David Jucha
                                       -----------------------------------------
                                   Printed: David Jucha
                                   Title: Chief Financial Officer

STATE OF OHIO                  )
                               ) SS:
COUNTY OF CUYAHOGA             )

            On this ___ day of August , 2004, before me appeared THE GLIDDEN COMPANY, D/B/A ICI PAINTS, a Delaware corporation, by David Jucha, its Chief Financial Officer, who executed the within and foregoing instrument as such officer by authority of said corporation and acknowledged said instrument to be the free act and deed of said corporation and of him as such officer.

            IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio.

                                   ____________________________________________
                                   NOTARY PUBLIC

STATE OF OHIO                  )
                               ) SS:
COUNTY OF CUYAHOGA             )

            On this ___ day of August , 2004, before me appeared LESCO, INC., an Ohio corporation, by Michael P. DiMino, its President and Chief Executive Officer, who executed the within and foregoing instrument as such officer by authority of said corporation and acknowledged said instrument to be the free act and deed of said corporation and of him as such officer.

            IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Strongsville, Ohio.

                                   ____________________________________________
                                   NOTARY PUBLIC

STATE OF OHIO                  )
                               ) SS:
COUNTY OF CUYAHOGA             )

            On this ___ day of August , 2004, before me appeared LESCO SERVICES, INC., an Ohio corporation, by Michael P. DiMino, its President, who executed the within and foregoing instrument as such officer by authority of said corporation and acknowledged said instrument to be the free act and deed of said corporation and of him as such officer.

            IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Strongsville, Ohio.

                                   ____________________________________________
                                   NOTARY PUBLIC

This instrument prepared by:

Amy E. Kellogg, Esq.

BAKER & HOSTETLER LLP
3200 National City Center
1900 E. 9th Street
Cleveland, Ohio 44114-3485
(216) 621-0200

                               LANDLORD'S CONSENT

            This Landlord's Consent, subject to the conditions herein defined, is granted by Lescar Company, Ltd, an Ohio Limited Liability Company with an address at 27500 Detroit Road, Westlake, Ohio 44145. as "Landlord" of a certain building and related grounds which are the subject of a certain ASSIGNMENT AND ASSUMPTION OF LEASE (the "Assignment"), which Assignment was entered into as of the _____ day of August , 2004, by and among LESCO SERVICES, INC., an Ohio corporation, having an address of 15885 Sprague Road, Strongsville, OH 44136 ("Assignor"), LESCO, INC., an Ohio corporation, having an address of 15885 Sprague Road, Strongsville, OH 44136 ("Lesco") and THE GLIDDEN COMPANY, D/B/A ICI PAINTS , a Delaware corporation, having an address of 925 Euclid Avenue, Cleveland, Ohio 44115 ("Assignee"). This Assignment relates to the building and grounds located at 15885 Sprague Road, Strongsville, OH 44136 owned by Landlord and currently leased by Assignor.

            Landlord's consent to the Assignment from Assignor to Assignee shall be subject only to the requirement that there shall have been no declaration of, nor actual knowledge of, a default under the Lease that shall be continuing as of the Delivery Date.

            Notwithstanding the terms or implications of the foregoing consent and any other term hereof, the parties hereto understand, acknowledge and agree (and the Landlord is relying on such understanding, acknowledgements and agreements) as follows, provided, however, that, the provisions of the Lease shall absolutely control and govern in connection with the obligations of Assignor, Lesco and Assignee in connection with the Premises unless as expressly otherwise agreed by Landlord in writing and, further, the following language shall be fully controlling in connection with Landlord's consent to this Assignment and Assumption of Lease Agreement, in the event of any conflict or uncertainty between the following clauses and the express or implied language of the foregoing portions of said Assignment:

            Warranties and representations set forth herein by and between Lesco and/or Assignor to Assignee or, conversely, from Assignee to Lesco and/or Assignor have not been independently reviewed or verified by Landlord and are not to be deemed confirmed nor assented to by Landlord. The Landlord shall not be required to participate in or await the resolution of any dispute or conflict by or between Lesco, Assignor and/or Assignee, it being recognized that Landlord's consent is an accommodation to the business plans and objectives of the Assignor, Lesco and/or Assignee.

Landlord shall indemnify and hold Assignor and Lesco harmless from and against
(i) any commission contemplated to be owed pursuant to any separate agreement with CB Richard Ellis; and (ii) any and all brokers' commissions owed for the Extension Term, if any.

The foregoing consent shall not constitute a waiver of the requirement for Landlord's consent to any subsequent assignment, subletting or other transfer of the Lease. Except as permitted in the Lease and/or the Assignment, the foregoing Consent shall not operate to relieve Lesco and Assignor from the primary obligation to keep, perform and be bound by the terms, conditions and covenants of the Lease in the event of this or any future assignment, subletting or other transfer of the Lease by the Assignee, even with the consent of Landlord

                                         LANDLORD

                                         LESCAR COMPANY, LTD., an Ohio
                                         limited liability company

                                         By: Carnegie Management and
                                         Development Corporation, its Managing
                                         Member

                                   By: /s/ Rustom R. Khouri
                                       -------------------------------------
                                   Printed: Rustom R. Khouri
                                   Title: President of Carnegie Management and
                                   Development Corporation

STATE OF OHIO                     )
                                  )SS:
COUNTY OF CUYAHOGA                )

            On this ___ day of August, 2004, before me appeared Rustom R. Khouri, President of Carnegie Management and Development Corporation, the Managing Member of LESCAR COMPANY, LTD., an Ohio limited liability company, who executed the within and foregoing instrument as such officer by authority of said limited liability company and acknowledged said instrument to be the free act and deed of said limited liability company and of him as such officer of its managing member.

            IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio.

                                   ____________________________________________
                                   NOTARY PUBLIC